As filed with the Securities and Exchange Commission on March 31, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                             INSIGHTFUL CORPORATION
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                      04-2842217
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)


                      1700 WESTLAKE AVENUE NORTH, SUITE 500
                         SEATTLE, WASHINGTON 98109-3044
          (Address of principal executive offices, including zip code)
                              ____________________

           INSIGHTFUL CORPORATION 2001 STOCK OPTION AND INCENTIVE PLAN
                             (Full title of the plan)

                                 SHAWN F. JAVID
                             INSIGHTFUL CORPORATION
                      1700 WESTLAKE AVENUE NORTH, SUITE 500
                             SEATTLE, WA 98109-3044
                                 (206) 283-8802
 (Name, address and telephone number, including area code, of agent for service)
                              ____________________

                                    COPY TO:

                                STEPHEN M. GRAHAM
                                  ALAN C. SMITH
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                          719 SECOND AVENUE, SUITE 900
                                SEATTLE, WA 98104
                              ____________________

                                             CALCULATION OF REGISTRATION FEE

==========================================================================================================================
TITLE OF SECURITIES              AMOUNT TO BE         PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
TO BE REGISTERED                 REGISTERED(1)  OFFERING PRICE PER SHARE(2)   AGGREGATE OFFERING PRICE   REGISTRATION FEE
-------------------------------  -------------  ----------------------------  -------------------------  -----------------
Common Stock, par value $.01
per share, authorized but
not granted under the 2001           3,000,000  $                       1.31  $               3,945,000  $          317.94
Stock Option and Incentive Plan
-------------------------------  -------------  ----------------------------  -------------------------  -----------------

     (1) This registration statement shall also cover any additional shares of common stock that may become issuable under the plan as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.
     (2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low sales price of a share of the registrant's common stock as reported on the Nasdaq
Small Cap Market on March 28, 2003.

                      REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 is being filed by the registrant for the purpose of registering an additional 3,000,000 shares of common stock, par value $.01 per share, to be issued pursuant to Insightful Corporation 2001 Stock Option and Incentive Plan, as amended and restated April 17, 2002, or the Plan. A registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, the registrant incorporates by reference into this registration statement the contents of the registration statements on Form S-8 (No. 333-64724, filed July 6, 2001, and No. 333-91878, filed July 3, 2002) relating to the Plan.

  INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY REFERENCE INTO THIS
                             REGISTRATION STATEMENT

     On September 6, 2001, we announced that we had appointed Ernst & Young LLP to replace Arthur Andersen LLP as our independent auditors. Our consolidated statements of operations, stockholders' equity and cash flows for the year in the period ended December 31, 2000, which are incorporated by reference in this registration statement, were audited by Arthur Andersen. Arthur Andersen is no longer engaged in the business of public accounting. As a result, we have been unable to obtain Arthur Andersen's consent to incorporate by reference in this registration statement their report on those audited financial statements. The absence of such consent, and Arthur Andersen's recent cessation of business and activities, may limit recovery by investors on certain claims, including the inability of investors to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

Exhibit No.     Description of Exhibit
-----------     ----------------------

5.1             Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1            Consent of Ernst & Young LLP, Independent Auditors.
23.2            Consent of Orrick, Herrington & Sutcliffe LLP (included in
                Exhibit 5.1)
24.1            Power of Attorney (included on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on this 31st day of March 2003.
                              INSIGHTFUL CORPORATION

                              By:
                                   /s/ Shawn F. Javid
                                   ------------------------------
                                   Shawn F. Javid
                                   President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Insightful Corporation, hereby severally constitute and appoint Shawn F. Javid and Kenneth J. Moyle, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and generally do all things in our names and on our behalf in such capacities to enable Insightful Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE(S)                            DATE:
---------                     --------                            -----

                              President and Chief Executive       March 26, 2003
/s/ Shawn F. Javid            Officer
----------------------------  (Principal Executive Officer)
Shawn F. Javid


                              Chief Financial Officer             March 26, 2003
/s/ Fred Schapelhouman        (Principal Financial and
----------------------------  Accounting Officer)
Fred Shapelhouman


/s/ Samuel R. Meshberg        Director and Chairman of the        March 28, 2003
----------------------------  Board
Samuel R. Meshberg


/s/ Christopher H. Covington  Director                            March 28, 2003
----------------------------
Christopher H. Covington

/s/ Mark C. Ozur              Director                            March 28, 2003
----------------------------
Mark C. Ozur


/s/ Arthur H. Reidel          Director                            March 28, 2003
----------------------------
Arthur H. Reidel

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.     Description of Exhibit
-----------     ----------------------

5.1             Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1            Consent of Ernst & Young LLP, Independent Auditors.
23.2            Consent of Orrick, Herrington & Sutcliffe LLP (included in
                Exhibit 5.1)
24.1            Power of Attorney (included on signature page).